Exhibit 4.1

AMENDMENT NO. 1 TO

EQUITY PLAN STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 1 TO EQUITY PLAN STOCKHOLDERS AGREEMENT (this “Amendment”), dated as of January 20, 2021, is made to amend that certain Equity Plan Shareholders Agreement, dated as of June 26, 2020 (the “Original Agreement” and, as amended by this Agreement, the “Agreement”) and is entered into by and between PLAYTIKA HOLDING CORP., a Delaware corporation (the “Company”), Giant Network Group Co., Ltd., Playtika Holding UK II Limited, Playtika Holding UK Limited, Alpha Frontier Limited, Chongqing Cibi, Giant Investment Co., Ltd. (together with Chongqing Cibi, the “Y.Shi Affiliated Entities”), Hazlet Global Limited, Equal Sino Limited (together with Hazlet Global Limited, the “J.Shi Affiliated Entities”) and each Person identified on Schedule A to the Original Agreement and any other Person who becomes a party to this Agreement pursuant to the provisions hereof (each, individually, a “Original Stockholder” and, collectively, the “Original Stockholders”), and the entities listed on Schedule 1 of this Amendment (the “O.Chau Affiliated Entities”).

WHEREAS, the Original Agreement may be amended or modified only by written instrument executed by (a) the Company, and (b) the holders of 66.67% of the Shares held by the Original Stockholders (voting as a single separate class);

WHEREAS, the parties hereto include the Company and the holders of 66.67% of the Shares held by the Original Stockholders (voting as a single separate class);

WHEREAS, the parties hereto desire to enter into this Amendment to amend certain rights, restrictions and agreements with respect to the Capital Stock (as defined in the Original Agreement); and

WHEREAS, the parties hereto agree as follows:

1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Original Agreement. For the avoidance of doubt, unless otherwise expressly provided in this Amendment, none of the O.Chau Affiliated Entities shall be deemed “Stockholders” for purposes of the Agreement.

2. Amendments.

2.1 Registration Rights. Section 7 of the Original Agreement is hereby amended as follows:

(a) Solely for purposes of Section 7 of the Original Agreement, (i) references to “Stockholders” shall be deemed to include the O.Chau Affiliated Entities, (ii) references to “Shares” shall be deemed to include the shares of Capital Stock owned by any O.Chau Affiliated Entity, or issued to any O.Chau Affiliated Entity after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), (iii) references to “Registrable Securities” shall be deemed to include the Shares owned by any O.Chau Affiliated Entity, together with any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of Shares owned by any O.Chau Affiliated Entity, excluding any securities (A) sold by a person to the public either pursuant to a registration statement or Rule 144, (B) sold in a private transaction in which the transferor’s rights under Section 7 of this Agreement are not assigned, (C) held by any O.Chau Affiliated Entity (together with its Affiliates) if such O.Chau Affiliated Entity (together with its Affiliates) holds less than 1% of the Company’s outstanding Common Stock (on an as-converted basis), or (D) held by any O.Chau Affiliated Entity (together with its Affiliates) if all Shares held by and issuable to such O.Chau Affiliated Entity (and its Affiliates) may then be sold pursuant to Rule 144 during the immediately subsequent ninety (90) day period; and (iv) references to “Stockholders” in the definition of “Registration Expenses” set forth in Section 1.14 of the Original Agreement shall be deemed to include O.Chau Affiliated Entities.

(b) Section 7.1(c)(ii) of the Original Agreement is hereby amended and restated in its entirety as follows:

“No securities held by any selling Stockholder will be excluded from such offering pursuant to this Section 7.1(c) unless all shares proposed to be sold by any other selling stockholder are first excluded from such offering; provided that no such exclusion will be required if such other selling stockholder receives the prior written consent of (A) the holders of two-thirds of the Registrable Securities held by the Original Stockholders, and (B) for so long as the O.Chau Affiliated Entities own at least 5% of the outstanding voting power of the Company’s Capital Stock, the holders of two-thirds of the Registrable Securities held by the O.Chau Affiliated Entities.”

(c) Section 7.2 of the Original Agreement is hereby amended and restated in its entirety as follows:

“The Company will pay for all Registration Expenses (exclusive of any underwriting discounts and commissions) incurred in connection with any registration, qualification, or compliance pursuant to Section 7.1 and for the reasonable and documented fees of one counsel for the selling Stockholders to be selected by a majority of Shares to be sold by the selling Original Stockholders (voting as a single separate class). All selling expenses relating to securities so registered will be borne by the holders of such securities pro-rata on the basis of the number of shares of securities so registered on such holders’ behalf, as will any other expenses in connection with the registration required to be paid by the holders of such securities.”

(d) The following language is hereby added as Section 7.11 to the Original Agreement:

“Registration Rights Amendments. Notwithstanding anything to the contrary in this Agreement, the terms of Section 7 may only be amended or modified and the observance of any term hereof may only be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument executed by (a) the Company, (b) the holders of 66.67% of the Shares held by the Original Stockholders (voting as a single separate class), and (c) only to the extent such amendment, modification or waiver adversely affects the rights of any O.Chau

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Affiliated Entities thereunder, the holders of 66.67% of the Shares held by the O.Chau Affiliated Entities (voting as a single separate class). Any amendment, modification, termination or waiver so effected shall be binding upon the parties hereto and all of their respective successors and permitted assigns whether or not such party, assignee or other stockholder entered into or approved such amendment, modification, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder at least five (5) business days prior to any such amendment, modification or termination taking effect to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.”

2.2 Voting of Shares; Irrevocable Proxy. The following language is hereby added as Section 9.4 to the Original Agreement:

“Proxy Termination. The rights and obligations set forth in this Section 9 will terminate on the first date on which Giant Network Group Co., Ltd. and its Affiliates collectively cease to beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) shares representing more than forty percent (40%) of the combined voting power of the issued and outstanding shares of Common Stock.”

2.3 Term. Section 10.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Term. Except for the rights and obligations set forth in Section 7 above which shall terminate only as set forth in Section 7.10 above, and the rights and obligations set forth in Section 9 above which shall terminate only as set forth in Section 9.4 above, the provisions of this Agreement shall terminate and be of no further force and effect (a) with respect to any individual Stockholder, on the first date when such Stockholder no longer holds any Shares, and (b) in its entirety, upon the first to occur of (i) all of the Shares being owned by a single Person, (ii) the agreement in writing of the Company, the holders of 66.67% of the Shares held by the Stockholders (voting as a single separate class) and the Parent Entities to terminate this Agreement, or (iii) immediately prior to the Public Trading Date.”

2.4 Miscellaneous.

(a) Solely for purposes of Sections 10.3 through Section 10.7 (other than the second sentence in Section 10.5(a)), Section 10.14 and 10.16 of the Original Agreement, references to “Stockholders” and “parties” shall be deemed to include the O.Chau Affiliated Entities.

(b) The following language is hereby added immediately following the second sentence of Section 10.5(a) to the Original Agreement:

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“If notice is given to an O.Chau Affiliated Entity, it shall be sent to the following:

c/o Martin Tsang, Chiu & Partners, 40/F Jardine House, 1 Connaught Place, Central, Hong Kong

or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 10.5.”

3. Stockholder Representations. Each O.Chau Affiliated Entity hereby makes the certifications and representations contained in Section 8.1 through Section 8.5 of the Original Agreement as of the date hereof, provided that, for purposes of such certifications and representations, (i) references to the “Stockholder” shall be deemed refer to such O.Chau Affiliated Entity, and (ii) references to “Shares” shall be deemed to refer to the shares of Capital Stock owned by such O.Chau Affiliated Entity, or issued to such O.Chau Affiliated Entity after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

4. Assignment. The rights and obligations of each O.Chau Affiliated Entity under the Amendment or the Agreement may not be assigned or otherwise transferred (including by operation by law) under any circumstances without the prior written consent of the Company, and any assignment or transfer in violation of the foregoing shall be null and void.

5. Effect of Amendment. Except as expressly amended by this Amendment, the terms and provisions of the Agreement shall remain unmodified, and the terms and provisions of the Agreement, as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed. On and after the date of this Amendment, each reference in or to the “Stockholders’ Agreement” “thereunder,” “thereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Stockholders Agreement, the provisions of this Amendment shall govern and control.

6. Miscellaneous.

6.1 Severability. The invalidity or unenforceability of any provision of this Amendment shall in no way affect the validity or enforceability of any other provision.

6.2 Governing Law. This Amendment shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

6.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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6.5 Consent of Spouse. If any Stockholder is married on the date of this Agreement and is a resident of the United States, such Stockholder’s spouse shall execute and deliver to the Company a Consent of Spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

COMPANY:

PLAYTIKA HOLDING CORP.

By:	/s/ Craig Abrahams
Name:	Craig Abrahams
Title:	President and Chief Financial Officer

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

PARENT COMPANY:

GIANT NETWORK GROUP CO., LTD:

By:	/s/ Wei Liu
Name:	Wei Liu
Title:	Director, Authorized Signatory [seal]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

PARENT ENTITIES:

PLAYTIKA HOLDING UK LIMITED:

By:	/s/ Tian Lin
Name:	Tian Lin
Title:	Director

PLAYTIKA HOLDING UK II LIMITED:

By:	/s/ Tian Lin
Name:	Tian Lin
Title:	Director

ALPHA FRONTIER LIMITED:

By:	/s/ Ting Chen
Name:	Ting Chen
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

Y.SHI AFFILIATED ENTITIES:

GIANT INVESTMENT CO., LTD.:

By:	/s/ Yuzhu Shi
Name:	Yuzhu Shi
Title:	Authorized Signatory [seal]

CHONGQING CIBI:

By:	/s/ Yungjun Fei
Name:	Yungjun Fei
Title:	Authorized Signatory [Seal]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

J.SHI AFFILIATED ENTITIES:

HAZLET GLOBAL LIMITED:

By:	/s/ Ruofei Wang
Name:	Ruofei Wang
Title:	Director

EQUAL SINO LIMITED:

By:	/s/ Ruofei Wang
Name:	Ruofei Wang
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Robert Antokol

Signature:	/s/ Robert Antokol
Name:	Robert Antokol

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Amir Jackoby

Signature:	/s/ Amir Jackoby
Name:	Amir Jackoby

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Michael Cohen

Signature:	/s/ Michael Cohen
Name:	Michael Cohen

CONSENT OF SPOUSE

I, Beth Cohen, spouse of Michael Cohen, acknowledge that I have read the Amendment No. 1 to Equity Plan Stockholders Agreement to which this Consent is attached as Exhibit A (the “Amendment”), and that I know the contents of the Amendment. I am aware that the Amendment contains provisions regarding certain rights to certain other holders of Capital Stock of Playtika Holding Corp., a Delaware corporation (the “Company”), upon a proposed transfer of shares of Common Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Common Stock of the Company subject to the Amendment shall be irrevocably bound by the Amendment and further understand and agree that any community property interest I may have in such shares of Common Stock of the Company shall be similarly bound by the Amendment.

I am aware that the legal, financial and related matters contained in the Amendment are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Amendment carefully that I will waive such right.

Dated as of the 20th day of January, 2021.

/s/ Beth Cohen
Signature

Beth Cohen
Print Name

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Arik Sandler

Signature:	/s/ Arik Sandler
Name:	Arik Sandler

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Craig Abrahams

Signature:	/s/ Craig Abrahams
Name:	Craig Abrahams

CONSENT OF SPOUSE

I, Cara Abrahams, spouse of Craig Abrahams, acknowledge that I have read the Amendment No. 1 to Equity Plan Stockholders Agreement, to which this Consent is attached as Exhibit A (the “Amendment”), and that I know the contents of the Amendment. I am aware that the Amendment contains provisions regarding certain rights to certain other holders of Capital Stock of Playtika Holding Corp., a Delaware corporation (the “Company”), upon a proposed transfer of shares of Common Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Common Stock of the Company subject to the Amendment shall be irrevocably bound by the Amendment and further understand and agree that any community property interest I may have in such shares of Common Stock of the Company shall be similarly bound by the Amendment.

I am aware that the legal, financial and related matters contained in the Amendment are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Amendment carefully that I will waive such right.

Dated as of the 20th day of January, 2021.

/s/ Cara Abrahams
Signature

Cara Abrahams
Print Name

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Dudu Dahan

Signature: /s/ Dudu Dahan
Name: Dudu Dahan

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Erez Rachmil

Signature: /s/ Erez Rachmil
Name: Erez Rachmil

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Eric Rapps

Signature: /s/ Eric Rapps
Name: Eric Rapps

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Ira Holtzer

Signature: /s/ Ira Holtzer
Name: Ira Holtzer

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Mickey Sonnino

Signature: /s/ Mickey Sonnino
Name: Mickey Sonnino

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Nir Korczak

Signature: /s/ Nir Korczak
Name: Nir Korczak

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Ofer Kinberg

Signature: /s/ Ofer Kinberg
Name: Ofer Kinberg

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Omri Chetrit

Signature: /s/ Omri Chetrit
Name: Omri Chetrit

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Oran Piekarski

Signature: /s/ Oran Piekarski
Name: Oran Piekarski

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Shlomi Aizenberg

Signature:	/s/ Shlomi Aizenberg
Name:	Shlomi Aizenberg

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Raz Friedman

Signature:	/s/ Raz Friedman
Name:	Raz Friedman

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Yael Yehudai

Signature:	/s/ Yael Yehudai
Name:	Yael Yehudai

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

STOCKHOLDER:

Troy Vanke

Signature:	/s/ Troy Vanke
Name:	Troy J. Vanke

CONSENT OF SPOUSE

I, Talitha H. Vanke, spouse of Troy Vanke, acknowledge that I have read the Amendment No. 1 to Equity Plan Stockholders Agreement to which this Consent is attached as Exhibit A (the “Amendment”), and that I know the contents of the Amendment. I am aware that the Amendment contains provisions regarding certain rights to certain other holders of Capital Stock of Playtika Holding Corp., a Delaware corporation (the “Company”), upon a proposed transfer of shares of Common Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Common Stock of the Company subject to the Amendment shall be irrevocably bound by the Amendment and further understand and agree that any community property interest I may have in such shares of Common Stock of the Company shall be similarly bound by the Amendment.

I am aware that the legal, financial and related matters contained in the Amendment are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Amendment carefully that I will waive such right.

Dated as of the 20th day of January, 2021.

/s/ Talitha H. Vanke
Signature

Talitha H. Vanke
Print Name

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Plan Stockholders Agreement as of the date first written above.

O.CHAU AFFILIATED ENTITIES:

8TH WONDER CORPORATION:

By:	/s/ Cao Bo
Name:	Cao Bo
Title:	Director

HOTLINK INVESTMENT LIMITED:

By:	/s/ Cao Bo
Name:	Cao Bo
Title:	Director

Schedule I

O.Chau Affiliated Entities

1.	8th Wonder Corporation
2.	Hotlink Investment Limited

EXHIBIT A

CONSENT OF SPOUSE

I, ____________________, spouse of ______________, acknowledge that I have read the Amendment No. 1 to Equity Plan Stockholders Agreement, dated as of _____ __, 2020, to which this Consent is attached as Exhibit A (the “Amendment”), and that I know the contents of the Amendment. I am aware that the Amendment contains provisions regarding certain rights to certain other holders of Capital Stock of Playtika Holding Corp., a Delaware corporation (the “Company”), upon a proposed transfer of shares of Common Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Common Stock of the Company subject to the Amendment shall be irrevocably bound by the Amendment and further understand and agree that any community property interest I may have in such shares of Common Stock of the Company shall be similarly bound by the Amendment.

I am aware that the legal, financial and related matters contained in the Amendment are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Amendment carefully that I will waive such right.

Dated as of the __ day of __________, _____.

Signature

Print Name